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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2003

USA INTERACTIVE
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (IRS Employer Identification No.)
152 West 57th Street, New York, NY 10019 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        In a press release dated March 6, 2003, Vivendi Universal, S.A. ("Vivendi Universal") announced its 2002 consolidated financial results, presented on a French GAAP basis. The Vivendi Universal press release stated "the continued deterioration of economic conditions and of the book value of our recently acquired core assets led to management's decision to record further goodwill and intangible asset impairment charges in 2002... resulting in a charge of 6.5 billion euros relating to VUE." As previously disclosed by USA Interactive ("USA"), as of the filing of the 10-K for the year ended December 31, 2002, USA had not received results from Vivendi Universal Entertainment LLLP ("VUE") for the quarter ended December 31, 2002, and was therefore unable to determine the impact of the French GAAP charge reported in Vivendi Universal's press release on the results of VUE since USA's ownership beginning May 7, 2002. USA has now received the audited financial statements of VUE for the year ended December 31, 2002, which disclosed that VUE recorded an impairment charge for goodwill and intangible assets and other long-lived assets of $11.6 billion, of which $7.1 billion was recorded as of January 1, 2002 prior to USA's ownership as a cumulative effect related to the adoption of FASB Statement No. 142 and $4.5 billion was recorded in the period subsequent to May 7, 2002 based upon management's review of the estimated fair value of VUE as of December 31, 2002. Because of delays in VUE's financial reporting, USA records its proportionate share of the results of VUE on a one-quarter lag. The write-down was recorded by VUE in its results for the year ended December 31, 2002, and USA will record its proportionate 5.44% share of the post May 7, 2002 non-cash write-down of approximately $245 million in the quarter ended March 31, 2003. The non-cash charge will be reduced by approximately $96 million for the related tax benefit.

        USA holds preferred and common interests in VUE. USA believes the action taken by Vivendi Universal does not affect the value of USA's preferred interests in VUE, which are senior to the common interests in VUE, and the terminal value of which, pursuant to the VUE agreements, do not vary based on the value of VUE's businesses. USA's 5.44% common interest is generally subject to a call right of Universal Studios beginning in 2007, and a put right of USA beginning in 2010, in both cases based generally on private market values at the time. USA had reviewed the carrying value of its common interest as of December 31, 2002 based upon information provided by VUE, including projections relating to future performance, and outside investment bankers, and that it's carrying value as of December 31, 2002 was reasonable based on the present value of the range of such projections for 2007 and beyond. In its valuation, USA used private market EBITDA multiples since the VUE agreements provide that a call or put would be valued at private market valuations. While a private market value of VUE in today's environment would likely yield a value for USA's common interests below USA's initial carrying value, as market valuations of media assets have declined since the close of the VUE transaction, USA continues to believe that the value of its common interests in VUE is attainable over the long-term and that the impairment charge recorded by VUE does not necessarily indicate an impairment in the value of the assets on a long-term basis, but that simply USA must apply the conventions of US GAAP and record its proportionate share of the results of VUE as prepared by VUE management.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USA INTERACTIVE
By: /s/ JULIUS GENACHOWSKI
Name: Julius Genachowski Title: Executive Vice President and General Counsel

Date: April 8, 2003

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SIGNATURES